UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2009

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
CHANGES IN FISCAL YEAR.

Effective February 19, 2009, the Board of Directors (the "Board") of SCANA Corporation (the “Company”) amended the second sentence of Article II, Section 2 of the Amended and Restated Bylaws of the Company adopted December 13, 2000 (the "Bylaws") to change the minimum share ownership requirement for Company directors from the current requirement of at least 100 shares of the Company's common stock to a requirement that directors must own a number of shares of the Company's common stock equal to the number of shares granted in the five most recent annual retainers for directors.  This section of the Bylaws was further amended to provide that (a) persons serving as independent directors as of February 1, 2009 are required to meet the minimum share ownership requirement by the last day of February 2014, and persons who are subsequently elected as directors are required to meet such requirement within six years following the date of their election to the Board and (b) the Nominating Committee of the Board of Directors, or such other Board committee as the Board shall designate, has the discretion to grant a temporary waiver of such minimum share ownership requirements upon demonstration by a director that, due to a financial hardship or other good reason, he or she cannot meet the minimum share ownership requirements.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

3.01	Amended and Restated Bylaws of SCANA Corporation dated as of February 19, 2009 (Filed herewith)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

February 23, 2009	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller